                                         Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                                     under
                           The Securities Act of 1933


                             RMH TELESERVICES, INC.
  --------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Pennsylvania                                  23-2250564
   -------------------------------                ---------------------
     (State of incorporation)               (I.R.S. Employer Identification No.)


                     40 Morris Avenue, Bryn Mawr, PA 19010
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              (Address of principal executive offices) (Zip Code)


                RMH Teleservices, Inc. 1996 Stock Incentive Plan
                ------------------------------------------------
                            (Full title of the plan)


                               Raymond J. Hansell
                   Vice Chairman and Chief Executive Officer
                             RMH Teleservices, Inc.
                                40 Morris Avenue
                               Bryn Mawr, PA   19010
          -----------------------------------------------------------
                    (Name and address of agent for service)


                                (610) 520-5300
      ------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                   Copies to:

                             Jay A. Dubow, Esquire
                      Wolf, Block, Schorr and Solis-Cohen
                          12th Floor Packard Building
                             111 South 15th Street
                             Philadelphia, PA 19102
                                 (215) 977-2000

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------


                                                 Proposed      Proposed
                                                 Maximum       Maximum
                                   Amount        Offering     Aggregate      Amount of
Title of Securities                to be        Price Per      Offering     Registration
to be Registered              Registered /(2)/  Share/(1)/    Price/(1)/      Fee/(1)/
----------------------------  ----------------  ----------  --------------  ------------

Common Stock, no par value             950,000       $3.34   $3,176,562.50       $937.09
----------------------------------------------------------------------------------------

/(1)/ Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant's Common Stock on July 2, 1998 as quoted on the Nasdaq National Market.

/(2)/ Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

--------------------------------------------------------------------------------

                                    PART II
                                    -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


Item 3.  Incorporation of Documents by Reference.
------   ---------------------------------------

          The following documents filed by RMH Teleservices, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated into this Registration Statement by reference:

          (a) The Registrant's Annual Report on Form 10-K (as amended) for the fiscal year ended September 30, 1997.

          (b) The description of the Registrant's common stock, no par value per share, contained in a Registration Statement on Form 8-A, as amended, dated September 16, 1996, filed under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.
------   -------------------------

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

          Not applicable.

Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

          Sections 1741 through 1750 of Subchapter C, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

          Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions), to which any of them is a party or is threatened to be made a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative, director or officer of the corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

          Section 1742 permits indemnification in derivative actions if the appropriate standard of contact is met, except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

          Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742.

          Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by
(i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

          Section 1745 provides that expenses (including attorneys fees) incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

          Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the PBCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors of otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

          Section 1747 also grants a corporation the power to purchase and maintain insurance on behalf of any director of officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against the liability under Subchapter 17D of the PBCL.

          Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the PBCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

          Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17D of the PBCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

          The Registrant's Bylaws, as amended, filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-07501) provides in general that the Registrant shall indemnify its officers and directors to the fullest extent permitted by law.

Item 7.  Exemption from Registration Claimed.
------   -----------------------------------

          None.

Item 8.  Exhibits.
------   --------

          The following exhibits are filed as part of this registration statement:

    4 RMH Teleservices, Inc. 1996 Stock Incentive Plan (incorporated herein by reference).

    5     Opinion and Consent of Wolf, Block, Schorr and Solis-Cohen LLP re:
          legality.

   23.1   Consent of Arthur Andersen LLP, independent public accountants.

   23.2   Consent of Wolf, Block, Schorr and Solis-Cohen LLP (contained in
          Exhibit 5).

   24 Powers of Attorney (included on signature page of the Registration Statement).


Item 9.  Undertakings.
------   ------------

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWERS OF ATTORNEY

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bryn Mawr, Pennsylvania on June 30, 1998.

                                    RMH TELESERVICES, INC.


                                    By: /s/ Raymond J. Hansell
                                       -------------------------------------
                                       Raymond J. Hansell
                                       Vice Chairman and
                                       Chief Executive Officer


          KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Raymond J. Hansell his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                            Title                           Date
---------                            -----                           ----


/s/ William A. Rosoff               Chairman                        6/30/98
--------------------------
William A. Rosoff



/s/ Raymond J. Hansell          Vice Chairman and                   6/30/98
------------------------      Chief Executive Officer,
Raymond J. Hansell         (Principal Executive Officer)

Signature                            Title                           Date
---------                            -----                           ----


/s/ Michael Scharff          Acting Chief Financial Officer         6/30/98
--------------------------       (Principal Accounting
Michael Scharff                  and Financial Officer)



/s/ Herbert Kurtz                    Director                       6/30/98
-----------------------------
Herbert Kurtz


/s/ David P. Madigan                 Director                       6/30/98
-------------------------
David P. Madigan


/s/ Gary H. Neems                    Director                       6/30/98
------------------------
Gary H. Neems


                                     Director                       6/  /98
------------------------
Derek Lubner

/s/ MarySue Lucci                    Director                       6/30/98
------------------------
 MarySue Lucci

                                 EXHIBIT INDEX


Exhibit No.              Description of Exhibit
-----------              ----------------------


  4            RMH Teleservices, Inc. 1996 Stock Incentive Plan.
               (incorporated herein by reference).

  5            Opinion and Consent of Wolf, Block,
               Schorr and Solis-Cohen LLP re: legality.

 23.1          Consent of Arthur Andersen LLP
               independent public accountants.

 23.2          Consent of Wolf, Block, Schorr and
               Solis-Cohen LLP (contained in Exhibit 5.1).

 24            Powers of Attorney (included on
               signature page in Part II of the
               Registration Statement).